DAUM
COMMERCIAL REAL ESTATE SERVICES

October 6, 2008

Mr. Mark Lundgren
NAI Utah
343 E. 500 South
Salt Lake City UT 84111

Re: Applied Signal Technology-Sixth Amendment

Dear Mark:

Please find enclosed for your files a copy of the Sixth Amendment to the Lease executed by the Lessor and Lessee. I have also attached an original Sixth Amendment which should be sent to Mike Hahn for additional signatures on the part of Applied. Thank you again for all of your assistance in this matter. It was a long journey but we now have an excellent tenant within the park for an extended period.

Sincerely

DAUM Commercial Real Estate Services

David Freitag
Executive Vice President

cc: J. White
W. Craggs.

SIXTH AMENDMENT TO LEASE AGREEMENT

THIS SIXTH AMENDMENT TO LEASE AGREEMENT (the "Amendment") is made and entered into this 29 day of September, 2008, by and between **KBF Properties, LLC, a California limited liability company**, as successor-in-interest to Eden Roc Partnership, a California general partnership (as **"Landlord"**), and **Applied Signal Technology, Inc.** (as **"Tenant"**), with respect to the following facts and circumstances:

RECITALS

A. Tenant, and Landlord, as successor-in-interest to Eden Roc Partnership, a California general partnership, entered into that certain Lease Agreement dated October 30, 1998 and Exhibits A, B and C attached thereto (the "Original Lease Agreement"), First Amendment to Lease Agreement dated September 20, 2000, Second Amendment to Lease Agreement dated May 18, 2004, Third Amendment to Lease Agreement dated November 30, 2004, Fourth Amendment to Lease Agreement May 3, 2005, and Fifth Amendment to Lease Agreement dated January 2007 (collectively, the "Lease"), whereby Landlord leased to Tenant and Tenant leased from Landlord that certain approximately **22,948 square foot premises** located and addressed at **1128 West 2400 South** and that certain approximately **4,397 square foot premises (Suite "A")** and that certain approximately **5,835 square foot premises (Suite "D")** located and addressed at **1127 West 2320 South**, Salt Lake City, Utah 84119 (the "Premises").

B. Landlord and Tenant now desire to amend the Lease as of the Effective Date in order to: (i) Provide for an overall increase of the square footage of the Premises, (ii) extend the Term of the Lease to expire October 31, 2014 (iii) provide for an increase in Tenant's monthly "Base Rent", (iv) provide for Landlord's Improvements and Tenant's Improvements, and (v) otherwise modify the Lease in accordance with the provisions hereof.

C. Except as otherwise expressly defined in this Amendment, all capitalized terms when used herein shall have the same meanings as given such terms in the Lease.

NOW, THEREFORE, in consideration of the foregoing Recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1. EFFECTIVE DATE:
Notwithstanding the date first set forth above, the effective date of this Amendment is September 29 2008, the date of full execution of this Amendment (the "**Effective Date**").

2. PARTIES:
Tenant's name is hereby amended from Applied Signal Technology, Inc. to Applied Signal Technology, Inc., a California corporation, and Landlord's name is hereby amended to KBF Properties, LLC, a California limited liability company.

3. LEASE TERM:
The expiration date of the Term of the Lease is hereby amended and extended from October 14, 2009 to **October 31, 2014** (the "Expiration Date") (the "Extension Term").

4. PREMISES:
As of the Effective Date, the Premises is hereby amended and defined as follows:

4.01 The Existing Premises:
As of the Effective Date, the existing premises is comprised of that certain approximately 22,948 square foot premises which contains the entire single tenant building located at 1128 West 2400 South, that certain approximately 4,397 square foot premises (Suite A) located at 1127 West 2320 South, and that certain approximately 5,835 square foot premises (Suite D) located at 1127 West 2320 South, which combined square footage is approximately 33,180 square feet (the "Existing Premises").

4.02 The Expansion Space:
The Expansion Space is comprised of that certain additional approximately 8,270 square foot space that is adjacent and contiguous to Suite A containing approximately 4,397 square feet in the multi-tenant building located at 1127 West 2320 South (the "Contiguous Space") and that certain breezeway, which square footage shall be confirmed by Landlord and Tenant after Landlord substantially completes the breezeway, to be built by Landlord to connect the 1128 West 2400 South and 1127 West 2320 South buildings (the "Breezeway") (the "Expansion Space"). As of the Effective Date, Tenant shall be obligated to put the utilities in its name and provide Landlord evidence of Insurance in accordance with the Lease and this Amendment for the Contiguous Space. As of the date Landlord substantially completes the Breezeway, Tenant shall be obligated to put the utilities in its name and provide Landlord evidence of Insurance in accordance with the Lease and this Amendment for the Breezeway.

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4.03 The Reduction Space:
The reduction space is that certain approximately 5,835 square foot premises (Suite D) in the multi-tenant building located at 1127 West 2320 South which Tenant intends to vacate (the "Reduction Space"). The date that Tenant shall no longer be obligated for the Reduction Space will be the date that Tenant vacates the Reduction Space leaving it broom clean and free of debris, and in good operating order, condition and state of repair, ordinary war and tear excepted, and in accordance with all of Tenant's obligations under the Lease (the "Reduction Space Termination Date").

Following the Reduction Space Termination Date, Landlord and Tenant shall execute Seventh Amendment to Lease to confirm the Reduction Space Termination Date, the square footage of the Premises in accordance with BOMA (Building Owners and Managers Association) measurements standards, and monthly Base Rent amounts and increase dates.

5. **RENT:**

5.01 Base Rent for Expansion Space:
Commencing as of the Breezeway Lease Commencement Date, but not sooner than December 1, 2008, the monthly Base Rent Tenant shall pay for the Expansion Space in advance on the first day of each month as follows:

Period	Monthly Base Rent
Year 1	$0.73 per square foot Net, Net, Net (NNN)* with fixed annual increases of three percent (3%), cumulative and compounded, every twelve (12) months thereafter.

5.02 Abatement of Base Rent and Operating Expenses for the Contiguous Space:
Providing Tenant is not then in Default and/or Breach under the Lease, and has paid monthly Rent on a timely basis in accordance with the terms and conditions of the Lease, Tenant shall receive abatement of Base Rent and Operating Expenses for the Contiguous Space from the Effective Date to the Breezeway Lease Commencement Date. During such abatement period, as set forth above, Tenant shall continue to be obligated for the payment of all of Tenant's other monetary obligations under the Lease, including any utilities, power, gas or water usage which would be specifically charged to Tenant.

5.03 Base Rent for the Existing Premises:
The monthly Base Rent Tenant shall pay for the Existing Premises in advance on the first day of each month commencing October 15, 2009 through the Expiration Date is as follows:

Period	Monthly Base Rent
10/15/09 - 11/30/09	$0.73 Net, Net, Net (NNN)* per month

On or about 12/01/09, effective the annual anniversary date of the Breezeway Lease Commencement Date, the Base Rent for the Existing Premises will be increased by three percent (3%) fixed annual increases, cumulative and compounded, every twelve (12) months thereafter to coincide and match the scheduled Base Rent increase dates and same per square foot rent as for the Expansion Space.

5.04 Definition of Rent:
All Base Rent, Operating Expenses, CAM Impounds, late charges, interest, and other payments required to be made by Tenant under this Lease shall constitute rent ("Rent") under this Lease and all other applicable law.

5.05 Payment of Base Rent and Operating Expenses:
The payee name and mailing address to which Tenant shall remit payment of Base Rent and Operating Expenses, including Tenant's Share of Common Area Operating Expenses, and any other Lease charges and/or Rent to Landlord is hereby amended as follows:

> **KBF Properties, LLC ("as Payee")**
> Asset Management Solutions, Inc.
> P. O. Box 901208
> Sandy, UT 84090-1208

6. **OPERATING EXPENSES (See Lease Article 3 Real Estate Taxes and Article 25 Common Area Maintenance):**

In addition to monthly Base Rent, Tenant is obligated to pay Tenant's Share of Operating Expenses which is estimated at approximately $0.145 per square foot per month. Within one hundred and twenty (120) days after the expiration of each calendar year, Landlord shall deliver to Tenant a detailed statement showing Tenant's Share of actual Operating Expenses incurred during the preceding year, as well as Tenant's new monthly estimated amount for the then current calendar year. If Tenant's payments under Articles 3 and 25 of the Lease during said preceding year exceeds Tenant's Share as indicated on said statement, Tenant shall be credited the amount of such overpayment against Tenant's Share of Real Estate Taxes and Common Area Maintenance Expenses next becoming due. If Tenant's payments under Articles 3 and 25 of the Lease during the said preceding year were less than Tenant's Share as indicated

on said statement, Tenant shall pay to Landlord the amount of the deficiency within thirty (30) days after delivery by Landlord to Tenant of said statement.

7. **SECURITY DEPOSIT (See Lease Article 26):**
Landlord and Tenant hereby agree that Tenant has a Security Deposit on account with Landlord in the amount of $7,119.86. Along with Tenant's executed originals of this Amendment, Tenant shall remit to Landlord an additional amount of $26,880.14 so that the total amount of the Security Deposit held by Landlord in accordance with Article 26 of the Lease is equal to Thirty-Four Thousand Dollars ($34,000.00).

8. **CONDITION OF PREMISES.**
Except as otherwise expressly provided herein or elsewhere in the Lease, Tenant as the occupant of the Existing Premises inspected the Existing Premises and Expansion Space, and Tenant is accepting the Premises in an "AS-IS/WHERE-IS CONDITION" and as of the Effective Date, and Tenant further agrees that all Tenant improvements and/or Alterations, and Tenant's Work shall be the sole responsibility of Tenant to perform, at Tenant's sole cost and expense, except for that certain Breezeway to be built by Landlord, at Landlord's sole cost and expense, as follows:

8.01 Landlord's Work:
Landlord at Landlord's sole cost and expense within approximately four (4) months of the Effective Date, shall construct the weather tight and climate controlled Breezeway to connect the 1127 West 2320 South and 1128 West 2400 South buildings for the exclusive use by Tenant, which will be approximately located as marked on Exhibit "A" - Site Plan attached hereto and incorporated herein by this reference (the "Landlord's Work"). Landlord and Tenant hereby agree that Landlord's Work shall specifically exclude any interior building modifications that may be required as a result of the Breezeway installation, and any such interior building modifications shall be the obligation of Tenant to perform at Tenant's sole cost and expense. For example, in the event an interior office or hallway may need to be relocated, including relocation of any and all related utilities and HVAC specific to the leased space, shall be performed by Tenant at Tenant's sole cost and expense. Any utilities and or HVAC affected in the space not occupied by Tenant shall be at the Landlord's sole cost and responsibility. Landlord's Work shall be performed expeditiously in a good and workmanlike manner performed by licensed, insured and bonded contractors in accordance with all required governmental agency requirements, approvals and Applicable Requirements/Applicable Laws. Any and all contracts negotiated and/or executed by Landlord shall be the sole responsibility of Landlord.

8.02 Tenant Improvement Allowance:
Landlord, on a one-time basis only, shall contribute up to a maximum of two dollars ($2.00) per square foot for the Contiguous Space (the "Tenant Improvement Allowance") toward the cost of Tenant's Work in the Premises.

After Landlord has received a full sized set of and approved in writing Tenant's final construction drawings for the Tenant's Work, Landlord shall pay the Tenant Improvement Allowance to Tenant, in the form of one (1) payment, upon Landlord's reasonable satisfaction of Tenant's completed Tenant's Work and within thirty (30) days after receipt of Tenant's paid invoices and unconditional lien releases related to Tenant's Work.

8.03 Tenant's Work:
Landlord and Tenant hereby agree that all other improvements or alterations in the Premises shall be the sole responsibility of Tenant to perform at Tenant's sole cost and expense (the "Tenant's Work"), and Tenant shall first obtain Landlord's prior written approval of Tenant's interior floor plan prior to Tenant commencing any Tenant's Work and/or any other alterations, utility installations or trade fixtures installations, which approval shall not be unreasonably withheld or delayed, Landlord shall have approved in writing Tenant's final construction drawings, review and approval of which shall not be unreasonably withheld or delayed. In addition to Tenant's obligation for any and all interior building modifications related to the Breezeway installation as stated in Paragraph 8.01 hereinabove, Tenant shall also install the demising wall at Tenant's sole cost and expense to demise the Contiguous Space portion of the Expansion Space, as shown on Exhibit "A" – Demising Wall to be Installed by Tenant, attached hereto and incorporated herein by this reference, and relocate any and all related utilities and HVAC at Tenant's sole cost and expense. Landlord hereby acknowledges that Landlord has received and approved Tenant's architectural drawings prepared by Archiplex dated September ___2008 and signed by Landlord and Tenant, which drawings include interior floor plan, demolition floor plan, and proposed alterations for the Expansion Space and the adjacent portion of the Existing Premises. Said drawings are attached hereto as Exhibit "C" – Tenant's Architectural Drawings Approved by Landlord, attached hereto and incorporated by this reference.

8.04 Alterations to be Performed by Tenant:
Tenant shall perform all Alterations and/or Tenant's Work expeditiously in a good and workmanlike manner performed by licensed, insured and bonded contractors in accordance with all required governmental agency requirements, approvals and Applicable Requirements/Applicable Laws. Any and all contracts

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negotiated and/or executed by Tenant shall be the sole responsibility of Tenant. Tenant shall not allow any mechanic's liens to be placed against the Premises, and shall indemnify, defend and hold Landlord and the Premises harmless from and against any claims brought forward by Tenant and/or any of Tenant's agents or other representatives and any and all related costs and fees (including the reimbursement of Landlord's reasonable attorneys' fees and costs, and court costs) that may arise as a result of Tenant performing said Alterations and/or Tenant's Work.

Prior to Tenant commencing any such Tenant's Work, Tenant shall provide Landlord with a Certificate of Insurance evidencing that Tenant's general contractor has general liability insurance in an amount not less that $1,000,000.00 per occurrence naming Landlord and Landlord's Managing Agent as additional named insureds, and evidence of Tenant's contractor's worker's compensation insurance.

8.05 Maintenance, Repairs, and Replacements - Tenant's Obligations:
Tenant shall at Tenant's sole cost and expense, keep the Premises, Utility Installations and Alterations as defined in Paragraph 8.07 hereinbelow, in good order and condition, and repair, maintain and replace as necessary, (whether or not the portion of the Premises requiring repairs, maintenance or replacement, or the means for repairing the same, are reasonably or readily accessible to Tenant, and the need for such repairs or replacement occurs as a result of Tenant's use, or any prior use by Tenant, including, but not limited to, all equipment or facilities, such as plumbing, HVAC equipment, electrical, lighting facilities, boilers, pressure vessels, fire protection system (including maintaining service contracts for fire extinguishing systems, fire alarm and/or smoke detection, and the monitoring thereof, and Tenant's cost therefore shall be calculated on Tenant's pro-rata share basis), fixtures, interior walls, ceilings, subfloors, floors, floor coverings, windows, doors, loading docks, loading doors, plate glass, skylights, landscaping, driveways, parking lots, fences, signs, sidewalk and parkways located in, on, or adjacent to the Premises. Tenant's obligations shall also include any capital expenditure as required, and as otherwise approved by Landlord for Tenant's Alterations, caused or contributed to by Tenant or Tenant's Use and/or required by any Applicable Laws/Applicable Requirements enacted on or after the Effective Date. Notwithstanding anything to the contrary, any capital improvements which may be required by this definition shall be charged to Tenant on the basis of an amortization of the cost over the useful life of the improvement during the remaining portion of the Extension Term and in accordance with GAAP (Generally Accepted Accounting Principles)..

8.06 Heating, Ventilating and Air Conditioning (HVAC) Equipment:
Tenant shall, at Tenant's sole cost and expense, exercise and perform good practices for repair, maintenance and replacement of the HVAC equipment, specifically to, Tenant procuring and maintaining a monthly HVAC equipment service with a licenced and bonded contractor throughout the Term of the Lease. Tenant shall provide a copy of said HVAC contract to Landlord by November 30, 2008. In the event Tenant fails to provide a copy of said contract to Landlord as required herein, Landlord reserves the right, upon ten (10) days prior written notice to Tenant, to procure and maintain said contract and Tenant shall reimburse Landlord, upon demand, for the cost thereof.

8.07 Tenant's Communications Equipment:
Subject to Tenant receiving Landlord's prior written approval, which shall not be unreasonably withheld or delayed, of the specifications and installation location, Tenant shall be allowed to install and maintain a small satellite dish or antenna for communications, on the exterior roof above the Premises, at Tenant's sole cost and expense, and in accordance with the terms, covenants and conditions of the Lease. Tenant shall be responsible for having any and all damage to the roof repaired by a licenced and bonded roofing contractor, caused by the installation, repair and/or maintenance of said communications equipment on an ongoing basis during the Term.

8.08 Definitions of Utility Installations; Trade Fixtures; Alterations:
The term "Utility Installations" refers to all floor and window coverings, air and/or vacuum lines, power panels, electrical distribution, security and fire protections systems, communication cabling, lighting fixtures, HVAC equipment, plumbing, and fencing in or on the Premises. The Term "Trade Fixtures" shall mean Tenant's machinery and equipment that can be removed without doing material damage to the Premises. The term "Alterations" shall mean any modification of the improvements, other than Utility Installations or Trade Fixtures, whether by addition or deletion. "Tenant Owned Alterations and/or Utility Installations" are defined as Alterations and/or Utility Installations made by Tenant that are not yet owned by Landlord.

8.09 Ownership; Removal; Surrender; and Restoration:
(a.) Ownership.
Subject to Landlord's right to require their removal and to cause Tenant to become the owner thereof as hereinafter provided in this Paragraph 8, all Alterations and Utility Installations made to the **1128 South 2400 West portion of the Existing Premises** by Tenant shall be the property of and owned by Tenant, but considered a part of the Premises. Landlord and Tenant and their respective representatives jointly inspected the Existing Premises on August 28, 2008, and hereby agree that the only Alterations, improvements, additions, and/or Utility Installations that Tenant shall be required to remove from the Existing Premises are the P5 SCIF area (labeled rooms 201 through 209 and connecting hallways) and the

P10 SCIF area (labeled rooms 301 through 313 and connecting hallways) as shown on Exhibit "B" – SCIF Rooms to be Removed by Tenant, to shell condition excluding the interior concrete wall (which was present prior to Tenant's occupancy), attached hereto and incorporated herein by this reference, in their entirety including, but not limited to, the ceilings, floors, floor coverings, walls, cabling, and utility installations, at Tenant's sole cost and expense, at the expiration or earlier termination of this Lease,

(b.) Removal.
Notwithstanding the provisions of Paragraph 8 herein to the contrary, Tenant shall not be required to remove any Alterations, improvements, additions, and/or Utility Installations for which Tenant has obtained Landlord's prior written consent, unless Landlord has indicated, at the time of granting such consent, that such removal will be required. Landlord may require the removal at any time of all or any part of any Tenant Owned Alterations or Utility Installations made without Landlord's prior written consent.

(c.) Surrender and Restoration.
Tenant shall surrender the Premises by the Expiration Date or any earlier termination date, with all of the improvements, parts and surfaces thereof broom clean and free of debris, and in good operating order, condition and state of repairs, ordinary wear and tear excepted. "Ordinary wear and tear" shall not include any damage or deterioration that would have been prevented by good maintenance practice. Tenant shall repair any damage occasioned by the installation, maintenance or removal of Trade Fixtures, Tenant owned Alterations and/or Utility Installations, furnishings, and equipment as well as the removal of any storage tank installed by or for Tenant. Tenant shall also completely remove from the Premises any and all Hazardous Substances brought onto the Premises by or for Tenant, or any invitees (except Hazardous Substances which were deposited via underground migration from areas outside of the Premise) even if such removal would require Tenant to perform or party for work that exceeds statutory requirements. Trade Fixtures shall remain the property of Tenant and shall be removed by Tenant. The failure by Tenant to timely vacate the Premises pursuant to this Paragraph 8.08(c.) without the express written consent of Landlord shall constitute a holdover under the provisions of Article 23 of the Lease.

8.10 Maintenance, Repairs and Replacements – Landlord's Obligations:
Landlord, at Landlord's sole cost and expense, shall be responsible to repair, maintain and replace, as necessary, the building's, foundation, exterior walls, excluding the painting of the exterior or the interior surfaces of exterior walls (but not the parking and/or yard areas), excluding any damage caused by Tenant, Tenant's employees, contractors or invitees or any other of Tenant's Personnel.

8.11 Force Majeure:
If performance by either Landlord or Tenant of any act required herein or elsewhere in the Lease is prevented or delayed by reason of strikes, lock-outs, labor disputes, governmental delays, acts of God, fires, floods, earthquakes, epidemics, freight embargoes, unavailability of materials and supplies, development moratoriums imposed by any governmental authority, war, terrorist act or threat and/or any other cause beyond their reasonable control, either Landlord or Tenant, or both, shall be excused from performance for the time period equal to the time period of the prevention or delay; provided, however, nothing set forth in this Paragraph shall excuse Tenant from Tenant's timely performance of all monetary obligations under the Lease (subject to any rent abatement provided in the Lease), except for the expansion space, and the breezeway space which shall be paid upon substantial completion.

9. TENANT'S LIABILITY INSURANCE (See Lease Article 3.3):
Prior to the Effective Date and throughout the Term of this Lease, Tenant shall provide Landlord with a Certificate of Insurance evidencing that Tenant has a Commercial General Liability policy of insurance on an occurrence basis providing single limit coverage in an amount not less than $1,000,000.00 per occurrence with an annual aggregate of not less than $2,000,000.00, with an "Additional Insured" endorsement as follows:

1.) KBF Properties, LLC, a California limited liability company "as Owner".
2.) Asset Management Solutions, Inc. – "as Managing Agent."

Tenant shall address said Certificate of Insurance to Landlord's Managing Agent as follows:

Asset Management Solutions, Inc.
2100 South 140 West, Suite 254
Salt Lake City, UT 84115
Attn. Ken Maughan
Ph 801.485.8500

10. NOTICES (See Lease Article 18):
All notices, demands, requests or other communications relating to this Lease or the Premises shall be in writing and may be delivered in person (by hand or by courier) or may be sent by regular, certified or registered mail or U.S. Postal Service Express Mail, with postage prepaid, and shall be deemed sufficiently given if served in a manner specified in this Paragraph 10.

Notices to Landlord:
Asset Management Solutions, Inc.
2100 South 140 West, Suite 254
Attn. Kenneth Maughan
Salt Lake City, UT 84115

with a copy to:
K Associates, et al
c/o ARKA Properties Group, Inc.
Attn. Michael B. Kaplan
9350 Wilshire Boulevard, Suite 302
Beverly Hills, CA 90212

Notices to Tenant:
Applied Signal Technology, Inc.
Attn. Facilities Manager
400 West California Avenue
Sunnyvale, CA 94086

with a copy to:
Applied Signal Technology, Inc.
Attn. Accounts Payable
400 West California Avenue
Sunnyvale, CA 94086

11. OPTION TO EXTEND TERM.

11.01 Option to Extend:

Notwithstanding anything to the contrary set forth in the Lease, and provided that there is no event of Default and/or Breach by Tenant thereunder at the time of either Tenant's delivery of the "Option Notice" (as hereinafter defined) or the commencement date of any Option Term, Landlord hereby grants to Tenant one (1) option (an "Option to Extend") to extend the Lease for a period of five (5) years (the "Option Term"). The Option must be exercised, if at all, by written notice delivered by Tenant to Landlord (the "Option Notice") not earlier than twelve (12) months nor later than nine (9) months prior to the Expiration Date of the Original Term. Provided Tenant has properly and timely delivered the Option Notice, then the Original Term shall be extended by the Option Term, and all of the terms, covenants and conditions of the Lease shall remain unmodified and in full force and effect, except that the Base Rent payable for the Premises during the Option Term shall be determined in accordance with the following paragraph 11.02 hereinbelow.

11.02 Base Rent for Five (5) Year Option

The monthly Base Rent Tenant shall pay during the five (5) year Option Period in advance on the first day of each month shall be at the same rate as the monthly Base Rent rate of the last year with annual CPI (Consumer Price Index) increases as follows:

The monthly Base Rent payable by Tenant shall be increased over the amount of monthly Base Rent for the prior twelve-month period in proportion to the increase in the Consumer Price Index (as defined hereinbelow) over such prior twelve (12) month period, provided however that the increase in monthly Base Rent on each successive date listed above will be a minimum of three percent (3.0%) per annum and a maximum of six percent (6.0%) per annum. As used herein, the Consumer Price Index (CPI) shall be the Consumer Price Index of the U.S. Department of Labor, All Urban Consumers, Salt Lake County, Utah (1982-84=100), All Items. In the event said index is discontinued, Landlord and Tenant shall mutually agree upon substituting a comparable index.

12. TENANT'S RIGHT OF FIRST REFUSAL:

Provided Tenant duly and regularly pays the Rent and any and all other amounts required to be paid pursuant to the Lease, and is not in Default and/or Breach regarding any covenants, provisions and agreements on the part of Tenant to be paid, rendered, observed and performed herein, then Landlord hereby grants to Tenant the right of first refusal to lease (herein called the "Right of First Refusal") all of the then-available, immediately adjacent and contiguous space in the 1127 West 2320 South multi-tenant building, as outlined on the attached Exhibit "A" – Site Plan (the "Right of First Refusal Space").

(a) This Right of First Refusal shall be subject to the Right of First Refusal Space being vacant and available for lease as of the "Right of First Refusal Commencement Date" (as hereinafter defined), and Landlord intending to offer all or any portion of the Right of First Refusal Space for lease to a third-party upon terms and conditions solely acceptable to Landlord (the "Offer").

(b) Landlord will notify Tenant, in writing (herein called the "Notification"), of any Offer that Landlord has accepted from a third- party for all or any portion of the Right of First Refusal Space. Tenant must then indicate its intention to lease the applicable Right of First Refusal Space by giving notice, in writing, to Landlord within five (5) business days after delivery of any such Notification from Landlord advising Tenant that Landlord has accepted an offer from a third-party, failing which this Right of First Refusal will automatically terminate and be of no further force or effect, and Landlord will have the right to lease the applicable Right of First Refusal Space to any third-party; provided, however, if Landlord has not executed a lease agreement for the applicable Right of First Refusal Space within six (6) months after Landlord's delivery of the Notification to Tenant, then Tenant's Right of First Refusal, as to that particular Right of First Refusal Space, will be reinstated and again be of force and effect.

(c) Tenant must accept the Right of First Refusal Space upon terms identical to, or better than in, the Offer; provided, however, that the expiration date of the term of the lease for the Right of First Refusal Space will coincide with the Expiration Date of the Lease or any "Option to Extend" and/or "Option Term" (as hereinafter defined), if applicable; and the Base Rent per square foot for the Right of First Refusal

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Space will be as determined by Landlord in the Offer, on a per square foot basis multiplied by the total rentable area of the Right of First Refusal Space, but to never be less than the monthly Base Rent payable by Tenant per square foot for the original Premises as of the Right of First Refusal Space Commencement Date. Otherwise, the Right of First Refusal Space will be subject to the same terms and conditions as in the Lease, except that there will be no abatement of Base Rent, no Landlord's Work in the Right of First Refusal Space, and Tenant's Share of Common Area Operating Expenses will be increased to reflect the addition of the Right of First Refusal Space as part of the Premises.

(d) Tenant agrees to execute Landlord's standard lease amendment then, as of the commencement date of Tenant's leasing of the Right of First Refusal Space (the "Right of First Refusal Space Commencement Date"), being used by Landlord for the Project to give effect to this Right of First Refusal, if exercised by Tenant hereunder. Tenant shall execute such lease amendment prior to the Right of First Refusal Space Commencement Date.

(e) Tenant's Right of First Refusal hereunder is personal to the original Tenant and any permitted "Transferee" and/or "Affiliate" (as both terms are hereinafter defined), but will automatically expire upon any assignment, subleasing or other parting with possession of all or any part of the Premises by Tenant to any other person or party.

13. <u>TERMS AND CONDITIONS APPLICABLE TO ASSIGNMENT AND SUBLETTING:</u>
Landlord shall respond to any written request for approval to sublet or assignment within thirty (30) days of Landlord's receipt of same. Approval shall not be unreasonably withheld or delayed. Along with Tenant's request, Tenant shall remit an amount not to exceed One Thousand Dollars ($1,000.00), to Landlord for a processing fee for each assignment or sublease request.

14. <u>HOLDING OVER (See Lease Article 23):</u>
If Tenant fails to surrender the Premises upon the expiration or earlier termination of the Term, without the express written consent of Landlord, Tenant shall become a tenant-at-sufferance at a rental rate equal to one hundred fifty percent (150%) of the monthly Base Rent payable by Tenant for the month immediately preceding such expiration or earlier termination, and Tenant shall remain responsible for the payment of all other monetary obligations due and payable by Tenant under the Lease. Acceptance by Landlord of any rent after such expiration or earlier termination of the Term shall not result in any renewal of the Term.

15. <u>PARKING (See Lease Article 24):</u>
Tenant shall have the exclusive use of all of the parking spaces allocated for the single tenant building located at 1128 West 2400 South, and the exclusive use of some of the parking spaces on a proportional basis allocated for the multi-tenant building located at 1127 West 2320 South as marked on <u>Exhibit A – Site Plan.</u>

16. <u>SIGNAGE (See Lease Article 7):</u>
In accordance with Article 7 of the Lease, at Tenant's sole cost and expense, Tenant may have building and monument signage subject to government rules and regulations.

17. <u>SECURITY:</u>
Landlord will cooperate with Tenant regarding any security services and matters.

18. <u>BROKER:</u>
Landlord and Tenant each hereby represent and warrant to the other that neither has dealt with any other real estate brokers or agents in connection with this Amendment or its negotiation than Mark Lundgren and Vic Galanis of NAI Utah Commercial Real Estate (the "Broker"). Tenant herby agrees to indemnify, defend and hold Landlord, as well as the Property, harmless from and against any and all costs, expenses and liabilities (including reasonable attorneys' fees and costs, and court costs) for any compensation, commission or fees claimed by any real estate broker or agent in connection with this Amendment or its negotiation based upon any act of Tenant. Landlord hereby agrees to indemnify, defend and hold Tenant, as well as the Property, harmless from and against any and all costs, expenses and liabilities (including reasonable attorneys' fees and costs, and court costs) for any compensation, commission or fees claimed by any real estate broker or agent in connection with this Amendment or its negotiation based upon any act of Landlord. Landlord shall pay Broker a commission pursuant to a separate written agreement.

19. <u>LIMITATION OF LANDLORD'S LIABILITY:</u>
Notwithstanding anything to the contrary set forth in the Lease, the obligations of Landlord, as individuals, and Landlord's partners (either general or limited) under the Lease do not constitute personal obligations. Tenant, and Tenant's successors and assigns, hereby agree not to seek recourse against the personal assets of Landlord, including any individuals and/or Landlord's partners (either general or limited) for the satisfaction of any actual or alleged liability of Landlord to Tenant under the Lease, but Tenant shall look

only to Landlord's interest in the Premises for the satisfaction of any liability of Landlord to Tenant hereunder.

20. AUTHORITY:
Landlord and Tenant warrant and represent to each other that each has the right, title and authority to enter into this Amendment without the consent, joinder or approval of any other person or entity, including without limitation, partners, directors, shareholders, trustees or mortgagees.

21. NO FURTHER MODIFICATION:
Except as otherwise set forth in this Amendment, all of the terms, covenants and conditions of the Lease shall remain unmodified and in full force and effect. In the event of any conflict between the terms of this Amendment and the Lease, this Amendment shall supersede and control. "Tenant" and "Landlord" shall mean "Tenant" and "Landlord" if the context requires.

22. NEUTRALITY:
This Amendment will be deemed to have been drafted jointly by the parties hereto, and, in the event of any dispute, shall not be construed in favor of or against any party hereto by reason of any party's contribution to the drafting of this Amendment.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment as of the date hereinabove.

AGREED AND ACCEPTED

LANDLORD:

KBF Properties, LLC,
a California limited liability company

By: ______________________
Name: ______________________
Its: ______________________

By: K Associates, a California general partnership
By: ______________________
Name: ______________________
Its: ______________________

TENANT:

Applied Signal Technology, Inc.,
a California corporation

By: [signature]
Name: Bill VanVleet
Its: President / CEO

Initial [initials]

c:\documents and settings\mah\local settings\temporary internet files\olk1\kbf properties - applied signal - sixth amendment 2-26-08 (3) (2).doc
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EXHIBIT A - SITE PLAN
EDEN ROC PARCELS
ALTA/ACSM SURVEY
1127 WEST 2320 SOUTH
SALT LAKE CITY, UTAH
ENSIGN
2 OF 2
2320 SOUTH STREET
Approximate location for Breezeway to be Installed by Landlord.
Approximate location of Demising Wall to be Installed by Tenant.
Right of First Refusal Space
Parking
Tenant shall have exclusive use of parking spaces allocated to single tenant building located at 1128 West 2400 South, and exclusive use of some of parking spaces allocated to multi-tenant building located at 1127 West 2320 South on a proportional basis.

Exhibit A
Page 1 of 1

Initial ____

Initial ____

EXHIBIT B – SCIF Rooms to be Removed by Tenant

SCIF Rooms to be Removed by Tenant



Utah Office
corp_floor_charts
September 28, 2007
Shipping/Receiving
LAB
P10 SCIF
P5 SCIF
Lobby
Brighton Conference Room
Wasatch Conference Room
Snowbird Conference Room
Break Room
Women
Men
Supply And Copy Room
Men's Shower
Women's Shower
P5 Entrance
P10 Entrance
Emergency Exit
P5 SCIF
P10 SCIF
VTC
Projector
Polycom
Telephone
Speaker Phone

1128 South 2400 West Single Tenant Building

SCIF Rooms to be Removed by Tenant

Exhibit B
Page 1 of 1

Initial
Initial



IDAHO
UTAH
WYOMING
COLORADO
NEVADA
ARIZONA
LOCATION MAP
SALT LAKE CITY, UTAH
NOT TO SCALE
NORTH

APPLIED SIGNAL TECHNOLOGY

APPLIED SIGNAL TECHNOLOGY OFFICE REMODEL

SEPTEMBER, 2008

CONSTRUCTION DOCUMENTS

PREPARED BY

ARCHIPLEX GROUP

architecture - planning - design services
255 Crossroad Square
Salt Lake City, UT 84115
P:(801) 561-7070
F:(801) 561-7373
Ralph Stoddard

CONSULTANTS

MECHANICAL	ELECTRICAL
Colvin Engineering Associates Inc.	Envision Engineering
244 West 300 North, Suite 200	244 West 300 North, Suite 100
Salt Lake City, Utah 84103	Salt Lake City, Utah 84103
Tele: (801) 322-2400	Tele: (801) 534-1130
Fax: (801) 322-2416	Fax: (801) 534-1080

CODE REVIEW

APPLICABLE CODES

$$14438\text{ SF} = \left\{2000 + \left[9908 \times 0.88\right] + \left[2000(0)\right]\right\}$$

$$0.88 = \left[\frac{410}{480} - 0.25\right]\frac{30}{30}$$

$$\frac{\text{Actual Area}}{\text{Allowable Area}} \le 1 \quad \frac{12658\text{ SF}}{14438\text{ SF}} = 0.88$$

Applied Signal Technology Inc.
1125 WEST 2400 SOUTH
SALT LAKE CITY, UTAH 84119

ARCHIPLEX GROUP

EXHIBIT C -
Tenant's Architectural Drawings
Approved by Landlord

SEPTEMBER, 2008

Exhibit C
Page 1 of 5

Initial [signature]
Initial [signature]

EXHIBIT C -
Tenant's Architectural Drawings
Approved by Landlord


1127 West 2320 South Building
GENERAL NOTES
DEMOLITION KEYNOTES
A1 DEMOLITION FLOOR PLAN

Exhibit C
Page 2 of 5

Initial [signature]
Initial [signature]

EXHIBIT C-
Tenant's Architectural Drawings
Approved by Landlord

1127 West 2320 South Building



GENERAL NOTES
CEILING DEMOLITION KEYNOTES
ARCHIPLEX GROUP
A1 REFLECTED CEILING DEMOLITION PLAN

Exhibit C
Page 3 of 5

Initial UBV
Initial

EXHIBIT C –
Tenant's Architectural Drawings Approved by Landlord

1127 ~~South~~ West 2320 South Building



ARCHIPLEX GROUP
GENERAL NOTES
FLOOR PLAN KEYNOTES
WALL TYPES LEGEND
A1 FLOOR PLAN

Exhibit C
Page 4 of 5

Initial
Initial

EXHIBIT C -
Tenant's Architectural Drawings Approved by Landlord

1127 ~~50E~~ West 2320 South Building


ARCHIPLEX GROUP
GENERAL NOTES
REFLECTED CEILING PLAN KEYNOTES
CEILING SYMBOLS
REFLECTED CEILING PLAN LEGEND
B4 SEISMIC BRACING DETAIL
A4 SEISMIC BRACING DETAIL
A1 REFLECTED CEILING PLAN

Exhibit C
Page 5 of 5

Initial

Initial